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                                                                    Exhibits 5.1

               [COWDEN, HUMPHREY & SARLSON CO., L.P.A. LETTERHEAD]


                                                                    July 7, 1998


Advanced Lighting Technologies, Inc
32000 Aurora Road
Solon, OH 44139


Ladies and Gentlemen:

         We have acted as counsel to Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to $300,000,000 aggregate initial public offering price of its (i) senior debt securities (the "Senior Debt Securities"), (ii) subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"), (iii) the 8% Senior Notes due 2008 in a maximum aggregate principal amount of $50,000,000 (the "8% Notes"), (iv) shares of common stock, par value $.001 per share (the "Common Stock"), (v) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), (vi) depositary shares (the "Depositary Shares") representing shares of Preferred Stock, which Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") and (vii) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"), and in connection with the proposed issuance by the Company of guarantees (the "Guarantees") of up to $300,000,000 aggregate initial public offering price of preferred securities (the "Preferred Securities") of ADLT Trust I, a Delaware business trust (the "Trust"). The Debt Securities, the 8% Notes, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Guarantees are hereinafter collectively referred to as the "Securities." The Debt Securities will be issuable under an indenture (the "Indenture") to be entered into between the Company and one or more trustees to be named therein (the "Trustee"). The 8% Notes are issuable under an Indenture (the "8% Note Indenture") dated as of March 18, 1998 between the Company and The Bank of New York (the "8% Note Trustee").

         As counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

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         Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that:

         (i) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Indenture, any applicable supplemental indenture thereto and the Debt Securities, (b) the Indenture and any such supplemental indenture have been duly executed and delivered by the Company and the Trustee, (c) appropriate action has been taken by the Company to authorize the issuance and establish, in accordance with the Indenture, the form and terms of the Debt Securities and (d) Debt Securities with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Trustee, all in the manner provided for in the Indenture, any such supplemental indenture and such action, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (ii) When (a) appropriate corporate action has been taken by the Company to authorize the issuance, execution and delivery of the 8% Notes and
(b) the 8% Notes are duly executed, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the 8% Note Trustee, all in the manner provided for in the 8%
Note Indenture and such action, such 8% Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (iii) When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, and when such shares of Common Stock shall have been duly issued and delivered by the Company against payment of the consideration therefor and in accordance with such corporate action, such Common Stock will be validly issued, fully paid and non-assessable.

         (iv) When (a) appropriate corporate action has been taken by the Company to authorize the issuance of a series of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of an amendment to the Company's articles of incorporation relating thereto with the Secretary of State of the State of Ohio, (b) such certificate of designations shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Ohio, and (c) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefor or for Depositary Shares representing interests therein in accordance with such corporate action, such Preferred Stock will be validly issued, fully paid and nonassessable.

         (v) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a deposit agreement (including a form of Depositary Receipt) (a "Deposit Agreement") with respect to Depositary Shares to be entered into between the Company and a depositary (the "Depositary") and to authorize the issuance of Depositary Shares thereunder, (b) such Deposit Agreement has been duly executed and delivered by the Company and the Depositary, (c) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock and the deposit thereof with the Depositary pursuant to the Deposit Agreement and the issuance of the Depositary Shares representing interests therein, and (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with the Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, such Depositary Shares will entitle the holders thereof to the benefits provided therein and in the applicable Deposit Agreement.


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         (vi) When (a) appropriate corporate action has been taken by the
Company to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants) (a "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent") and to authorize the issuance of Warrants thereunder, (b) such Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Warrant Agent, all in the manner provided for in the Warrant Agreement and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (vii) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a guarantee agreement (a "Guarantee Agreement") with respect to Preferred Securities to be entered into between the Company and a guarantee trustee (the "Guarantee Trustee"), (b) such Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee, and (c) such Preferred Securities shall have been duly authorized for issuance by the Trust's declaration of trust, as the same may be amended or restated from time to time (the "Declaration"), and duly executed, issued and delivered by duly authorized trustees of the Trust against payment of the consideration therefor and authenticated by the Guarantee Trustee, all in the manner provided for in the Declaration, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         With respect to enforcement, the above opinions are qualified to the extent that such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. We have further assumed with respect to enforcement that, when fixed, the terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

         In rendering the opinions expressed above, we have assumed that (i) certificates representing shares of Common Stock and Preferred Stock will be in due and proper form, will comply with applicable law and will have been duly executed by duly authorized officers of the Company in accordance with applicable law; (ii) the Preferred Securities of the Trust will have

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been validly issued and (except to the extent set forth in the Declaration)
will be fully paid and non-assessable; (iii) the Declaration has been duly authorized, executed and delivered by, and constitutes a valid, binding and enforceable obligation of, the parties thereto and that the Trust has been duly organized and is validly existing in good standing as a business trust under Delaware law; and (iv) the Securities and all other instruments and agreements referred to in the foregoing opinions, and the execution, delivery and performance thereof by the Company or the Trust, as the case may be, comply and will comply with applicable law and do not and will not constitute a breach or violation of the charter or by-laws of the Company, the Declaration or any other instrument or agreement to which the Company or the Trust is or becomes a party or by which either of them or any of their respective properties is or may be bound.

         In addition, we express no opinion as to the enforceability of provisions of any of the Securities or any other instrument or agreement which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

         We are members of the bar of the State of Ohio and the foregoing opinion is limited to matters arising under the laws of the State of Ohio and the federal laws of the United States of America and we express no opinion with respect to matters arising under the laws of any other jurisdiction. In giving this opinion, we have, with your permission, relied as to matters of New York law upon the opinion of Brown & Wood LLP, special counsel to the Company.

         We consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 and to the use of our name wherever appearing in such Registration Statement and any amendment thereto; we consent also to the reliance by Brown & Wood LLP upon this opinion as to matters of Ohio law in rendering their opinion of even date herewith filed as an exhibit to the Registration Statement. In giving the foregoing consent, however, we do not admit that we come within the category of person whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,


                                        Cowden, Humphrey & Sarlson Co., L.P.A.

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